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                                                                     EXHIBIT 2.1





                     MUTUAL INSURANCE CORPORATION OF AMERICA

                               PLAN OF CONVERSION



                              DATED: JUNE 28, 2000




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                                TABLE OF CONTENTS


                                                                                    Page
ARTICLE I     GENERAL PROVISIONS
  Section 1.1  Definitions............................................................1
  Section 1.2  Headings...............................................................5

ARTICLE II    THE PLAN
  Section 2.1  Approval of Plan.......................................................5
  Section 2.2  Reasons for Proposed Conversion........................................6

ARTICLE III   REQUIREMENTS FOR CONVERSION APPROVAL
  Section 3.1  Application to the OFIS................................................6
  Section 3.2  Notice to Eligible Policyholders.......................................7
  Section 3.3  Articles of Incorporation..............................................7
  Section 3.4  The Special Meeting....................................................8

ARTICLE IV    THE CONVERSION
  Section 4.1  Purchase Price and Determination of the Number of Shares
                        to be Offered.................................................8
  Section 4.2  Underwritten Offering Price............................................9
  Section 4.3  Number of Shares to be Sold ...........................................9
  Section 4.4  Discretion of American Physicians Capital.............................10
  Section 4.6  Reorganization of Corporate Structure.................................10
  Section 4.6  Effective Date of Conversion..........................................11
  Section 4.7  Status of Policies in Force on the Effective Date.....................11
  Section 4.8  Notice to Non-eligible Policyholders..................................11

ARTICLE V     THE SUBSCRIPTION OFFERING
  Section 5.1  Allocation of Subscription Rights.....................................11
  Section 5.2  Subscription Rights...................................................11
  Section 5.3  Limitations Upon Purchases of Shares..................................12
  Section 5.4  Timing of Subscription Offering and Compliance
               with Applicable Securities Laws.......................................14
  Section 5.5  Offering Documents....................................................14
  Section 5.6  Mailing of Offering Materials and Collection of Subscriptions.........14

ARTICLE VI    THE BEST EFFORTS OFFERING
  Section 6.1  The Best Efforts Offering.............................................14
  Section 6.2  Minimum and Maximum Purchases for Best Efforts Offering...............15
  Section 6.3  Oversubscription of Best Efforts Offering.............................15
  Section 6.4  The Firm Commitment Underwritten Offering.............................15
  Section 6.5  Option to Purchase Additional Shares..................................16

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

ARTICLE VII   STOCK COMPENSATION PLAN
  Section 7.1  Stock Compensation Plan...............................................16

ARTICLE VIII  SALE AND TRANSFER REQUIREMENTS
              AND RESTRICTIONS
  Section 8.1  Method of Payment for Shares..........................................17
  Section 8.2  Undelivered, Defective or Late Order Forms, Insufficient Payment......17
  Section 8.3  Sales of Shares to Persons Who Reside in
                       Certain Jurisdictions.........................................17
  Section 8.4  Restrictions on Acquisition of Stock..................................17
  Section 8.5  Restrictions on Transfer of Shares....................................18
  Section 8.6  Purchases of Shares by Officers and
                        Associates Following Conversion..............................18

ARTICLE IX    INTERPRETATION, AMENDMENT AND
              TERMINATION OF THE PLAN
  Section 9.1   Interpretation of the Plan...........................................18
  Section 9.2   Amendment............................................................19
  Section 9.3   Termination..........................................................19




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                     MUTUAL INSURANCE CORPORATION OF AMERICA

                               PLAN OF CONVERSION

         This Plan of Conversion was duly authorized and adopted by the Board of Directors on June 28, 2000 pursuant to Chapter 59 of the Michigan Insurance Code.


                                    ARTICLE I
                               GENERAL PROVISIONS

         SECTION 1.1 DEFINITIONS. The following terms shall have the following meanings when used in this document:

         "ACT" means Chapter 59 of the Michigan Insurance Code, MCL 500.5901, et seq., as amended, which provides for the conversion of a domestic mutual insurer to a domestic stock insurer.

         "ACTING IN CONCERT" means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A person who acts in concert with another person ("other party") shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Notwithstanding anything to the contrary express or implied in the Plan or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be acting in concert with, or be deemed to be acting in concert with, any Person or any "other party."

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended. Notwithstanding anything to the contrary express or implied in the Plan or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be an Affiliate, or be deemed to be an Affiliate, of any other Designated Person.

         "AP CAPITAL" means American Physicians Capital, a Michigan business corporation to be established under the laws of Michigan in connection with the Conversion, of which the Converted Company shall be a 100% wholly-owned subsidiary.

         "APPLICATION" means the application for approval of the Conversion to be filed by MICOA with the OFIS as contemplated in Section 3.1 of the Plan.

         "APPRAISAL" means the Independent Appraiser's evaluation of the consolidated, Pro Forma Market Value of AP Capital.


                                        1

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         "ASSOCIATE" when used to indicate a relationship with any Person, means: (i) any Person (other than MICOA or AP Capital, a majority-owned subsidiary of MICOA or AP Capital, or any other Person that is a member of the same consolidated group as MICOA or AP Capital under generally accepted accounting principles) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; (iii) any Person who has the same office or business address as such Person; (iv) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person; or (v) any Person who is insured under the same group insurance policy. Notwithstanding anything to the contrary express or implied in the Plan or the Act, for purposes of this Plan, and with respect to the Conversion, no Designated Person shall be an Associate, or be deemed to be an Associate, of any other Designated Person.

         "BEST EFFORTS OFFERING" means the offering of Shares as contemplated under Section 6.1 of the Plan.

         "BEST EFFORTS PARTICIPANTS" means Persons who purchase Shares in the Best Efforts Offering.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CONVERSION" means: (i) the conversion of MICOA to, and the amendment of the Articles of Incorporation of MICOA to conform to the requirements of, a Michigan domiciled stock property and casualty insurance company under the laws of the State of Michigan, (ii) the establishment of AP Capital as a Michigan business corporation under the Michigan Business Corporation Act, as amended,
(iii) the issuance of 100% of the authorized capital stock of the Converted Company to AP Capital, and (iv) the offer and sale of Shares of AP Capital in the Subscription Offering and the Public Offerings, and otherwise, all in accordance with the terms of the Plan.

         "CONVERTED COMPANY" means MICOA, following its conversion to a Michigan stock property and casualty insurance company from a Michigan mutual property and casualty insurance company pursuant to the Plan. MICOA will be renamed as the American Physicans Assurance Corporation on the Effective Date.

         "DESIGNATED PERSON" means each of MICOA, AP Capital, the Converted Company, each subsidiary of MICOA, AP Capital or the Converted Company, and each officer and each director of each of the foregoing entities.

         "DOLLARS" and the sign "$" mean the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

         "EFFECTIVE DATE" means the date the Conversion of MICOA is completed, and the amended and restated Articles of Incorporation for the Converted Company are filed with the OFIS.

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         "ELIGIBILITY RECORD DATE" means the close of business on June 28, 2000, the effective date of the adoption of the Plan by the Board of Directors of MICOA.

         "ELIGIBLE POLICYHOLDER" means a Person who, on the Eligibility Record Date, is the named policyholder under a Qualifying Policy issued by MICOA; provided however, that if the Qualifying Policy lists more than one named policyholder, all persons identified on the Qualifying Policy as a named policyholder shall jointly constitute one Eligible Policyholder with respect to such Qualifying Policy. Notwithstanding anything to the contrary express or implied in the Plan or the articles of incorporation or bylaws of MICOA, (i) no Qualifying Policy shall have more than one Eligible Policyholder, and (ii) with respect to each Qualifying Policy for which there is more than one policyholder, the act of any one of such named policyholders shall constitute the act of the Eligible Policyholder for such Qualifying Policy and all of the named policyholders for such Qualifying Policy shall be bound by such act.

         "INDEPENDENT APPRAISER" means a person independent of MICOA, experienced and expert in the area of corporate appraisals, chosen and retained by MICOA to prepare an appraisal of the Pro Forma Market Value of AP Capital.

         "MICOA" means Mutual Insurance Corporation of America.

         "OFFERING" means the offering of Shares in the Subscription Offering, and/or the Public Offerings.

         "OFFERING MAXIMUM" means the highest valuation in the Valuation Range as provided in Section 4.1 of the Plan.

         "OFFERING MINIMUM" means the lowest valuation in the Valuation Range as provided in Section 4.1 of the Plan.

         "OFFERING RANGE" means any Dollar amount between the Offering Maximum and the Offering Minimum.

         "OFFICER" means an officer or director of MICOA or AP Capital, including the Chairman of the Board, other members of the board of directors, President, Vice Presidents, Secretary and Treasurer.

         "OFIS" means the Office of Financial and Insurance Services of the Michigan Department of Consumer and Industry Services.

         "ORDER FORM" means the order form or forms to be used to purchase Shares pursuant to the Plan.

         "PARTICIPANT" means Eligible Policyholders and the Officers.

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         "PERSON" means any individual, corporation, partnership, association, limited liability company, trust or other entity.

         "PLAN" means this Plan of Conversion, as it may from time to time be amended, and pursuant to which the Conversion shall be consummated.

         "PRO FORMA MARKET VALUE" means the Independent Appraiser's evaluation of the estimated, consolidated, pro forma market value of AP Capital upon conversion.

         "PUBLIC OFFERINGS" means the offer and sale of Shares through the Best Efforts Offering and the Underwritten Offering.

         "PURCHASE PRICE" means the uniform price per share at which the Shares will be offered and sold in the Subscription Offering and/or the Best Efforts Offering, which price shall be determined by MICOA and AP Capital in accordance with Section 4.1 of the Plan.

         "QUALIFYING POLICY" means a policy of insurance issued by MICOA and in force as of the close of business on the Eligibility Record Date.

         "REGISTRATION STATEMENT" means the Registration Statement and any amendments thereto filed by AP Capital with the SEC pursuant to the Securities Act of 1933, as amended, to register the Shares to be offered in the Subscription Offering or otherwise pursuant to the Plan.

         "SALE" or "SELL" mean every contract to sell or otherwise dispose of a security or an interest in a security for value, but such terms do not include an exchange of securities in connection with a merger or acquisition approved by the OFIS.

         "SEC" means the Securities and Exchange Commission.

         "SHARES" means authorized shares of common stock, no par value per share, of AP Capital which shall initially be offered pursuant to the Subscription Offering at the Purchase Price, and subsequently offered, in certain circumstances, in the Public Offerings.

         "SPECIAL MEETING" means the Special Meeting of Eligible Policyholders to be called by MICOA for the purpose of submitting the Plan to its Eligible Policyholders for approval.

         "STOCK COMPENSATION PLAN" means the Stock Compensation Plan adopted by the Board of AP Capital, pursuant to which shares or options to purchase shares may be provided to Officers and employees of MICOA and AP Capital as more fully described in Section 7.1 of the Plan.

         "SUBSCRIPTION OFFERING" means the offering of Shares to Participants pursuant to Article V of the Plan.

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         "SUBSCRIPTION OFFERING PROSPECTUS" means the final prospectus relating to the Registration Statement and filed with the SEC pursuant to the federal securities laws, and to be used in connection with the Subscription Offering.

         "SUBSCRIPTION PARTICIPANTS" means those Participants that irrevocably elect to exercise their Subscription Rights.

         "SUBSCRIPTION RIGHTS" means the non-transferable, non-negotiable, personal rights of Participants to subscribe to purchase Shares at the Purchase Price.

         "UNDERWRITERS" means ABN AMRO Rothschild, L.L.C., Sandler O'Neill & Partners, L.P., and such other underwriters as may participate in the Underwritten Offfering.

         "UNDERWRITTEN OFFERING" means the offer and sale of Shares not purchased in the Subscription Offering or Best Efforts Offering to members of the general public through a firm commitment underwritten public offering managed by the Underwriters.

         "UNDERWRITTEN OFFERING PRICE" means the price per share at which Shares will be offered and sold in the Underwritten Offering, which price shall be determined by MICOA and AP Capital in accordance with Section 4.2 of the Plan.

         "VALUATION RANGE" means the Independent Appraiser's estimated range of the Pro Forma Market Value of AP Capital as provided in Section 4.1 of the Plan.

         SECTION 1.2 HEADINGS. The section headings contained in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.


                                   ARTICLE II
                                    THE PLAN

         SECTION 2.1. APPROVAL OF PLAN. Under the Plan, MICOA will convert from a Michigan domiciled mutual property and casualty insurance company to a Michigan domiciled stock property and casualty insurance company pursuant to the Act, and become a wholly-owned subsidiary of AP Capital. MICOA will change its name upon Conversion to American Physicians Assurance Corporation. The Conversion is subject to the provisions of the Act, the approval of the OFIS, and the terms of this Plan. The Plan must be approved:

         (a) by the affirmative vote of at least two-thirds (2/3) of the members of the Board of Directors of MICOA;

         (b)          in writing by the OFIS prior to the date of the Special
                      Meeting; and

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         (c)          by the affirmative vote of at least two-thirds (2/3) of
                      the votes cast at the Special Meeting of Eligible Policyholders of MICOA.

         Pursuant to the Plan, Shares will be offered at the Purchase Price in the Subscription Offering to Participants pursuant to the exercise of nontransferable Subscription Rights granted to them. Concurrently, and subject to the prior rights of Participants, Shares not subscribed for in the Subscription Offering will be offered at the Purchase Price in the Best Efforts Offering. Shares not subscribed for in the Subscription Offering or sold in the Best Efforts Offering will be offered in the Underwritten Offering. The number of Shares to be issued in the Offering will be based upon an independent appraisal of AP Capital and will reflect the estimated Pro Forma Market Value of AP Capital, as described in greater detail herein. The Underwriters may be able to purchase additional shares as provided in Section 6.5.

         The Conversion is contingent upon MICOA receiving a legal opinion or an opinion from its accountants, or a ruling from the Internal Revenue Service substantially to the effect that the Plan should not or will not result in certain adverse federal or state income tax consequences to MICOA, AP Capital or Eligible Policyholders, including but not limited to, an opinion that the Plan should not or will not result in a taxable re-organization of MICOA under the Code.

         SECTION 2.2 REASONS FOR PROPOSED CONVERSION. The net proceeds from the sale of Shares in the Conversion will substantially increase the equity of the MICOA group and the GAAP equity and statutory surplus of MICOA, thereby strengthening policyholder protection. In addition, the Board of Directors believes that reorganizing the Converted Company as a wholly-owned subsidiary of AP Capital will provide greater flexibility for future product line expansion and geographic diversification. Enhanced operational flexibility and improved financial capability will enable the Converted Company to compete more effectively with other insurance companies and other types of financial services organizations. The Board of Directors believes that the increased capital is necessary to support future strategic transactions, including potential acquisitions. As a stock company, AP Capital will have the ability to use its capital stock, in addition to cash, as the consideration for strategic acquisitions. In addition, as a stock company, AP Capital will have greater access to the capital markets than MICOA did as a mutual company. The Board also believes that the Conversion will permit MICOA to attract, motivate and retain highly qualified employees through the use of stock-based compensation programs.


                                   ARTICLE III
                      REQUIREMENTS FOR CONVERSION APPROVAL

         SECTION 3.1 APPLICATION TO THE OFIS. Following the adoption of the Plan by the Board of Directors of MICOA and prior to submission of the Plan to the Eligible Policyholders for approval at the Special Meeting, MICOA shall file the Application with the OFIS. The Application shall contain the following documents and information:

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                  (a)    The Plan;

                  (b) The independent evaluation of Pro Forma Market Value of AP Capital required by Section 4.1 of the Plan;

                  (c)    The form of notice required by Section 3.2 of the Plan;

                  (d) The form of proxy to be solicited from Eligible Policyholders pursuant to Section 3.4 of the Plan;

                  (e)    The form of notice required by the Act and pursuant to
                         Section 4.8 to persons whose policies are issued after adoption of the Plan but before the Effective Date;

                  (f) The proposed amended Articles of Incorporation and bylaws of the Converted Company; and

                  (g) A business plan for the Converted Company that describes anticipated changes in the post conversion business of the Converted Company and the Converted Company's plan to deploy the capital acquired in the conversion;

                  (h) Such other necessary or appropriate documents relating to the Plan.

         SECTION 3.2 NOTICE TO ELIGIBLE POLICYHOLDERS. Following the filing of the Application and at least 21 days before the date fixed for the Special Meeting described in Section 3.4 of the Plan, MICOA shall send a notice by first class mail to each Eligible Policyholder, which notice shall:

                  (a)    briefly but fairly describe the Plan; and

                  (b) inform such Eligible Policyholder of the right of such Eligible Policyholder to vote upon the Plan.

Such notice may be given by mailing one notice per Qualifying Policy to the address of the holder(s) of the Qualifying Policy as such address appears on the records of MICOA; provided, however, that separate notices to each named insured on a Qualifying Policy shall not be required.

         SECTION 3.3 ARTICLES OF INCORPORATION. As part of the Conversion, Articles of Incorporation will be adopted by MICOA to authorize MICOA to operate as a Michigan stock insurance company. Eligible Policyholders of MICOA must approve revised Articles of Incorporation by the affirmative vote of at least two thirds (2/3) of the votes cast at the Special Meeting described in Section
3.4 of the Plan. The amendment of the existing Articles of Incorporation of MICOA shall occur on the Effective Date. The Articles of Incorporation and bylaws of the Converted Company shall be filed with the OFIS following the Special Meeting.

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         SECTION 3.4 THE SPECIAL MEETING. Subsequent to the approval of the Plan by the OFIS, the Special Meeting shall be scheduled for consideration of the Plan in accordance with MICOA's bylaws and applicable law. An affirmative vote of not less than two-thirds (2/3) of the Eligible Policyholders voting in person or by proxy at the Special Meeting shall be required for approval of the Plan. Each Eligible Policyholder shall be entitled to one (1) vote for every one hundred ($100) dollars of premium paid within the twelve months preceding the record date for the Special Meeting.

         Notice of the Special Meeting shall be given by MICOA by means of a notice of special meeting, proxy statement, and form of proxy authorized for use by the OFIS and mailed to the address of the holder(s) of each Qualifying Policy as such address appears on the records of MICOA at least 21 days prior to the Special Meeting; provided, however, that separate notices to each named insured for each Qualifying Policy shall not be required. MICOA may in its discretion include with this mailing a Subscription Offering Prospectus as provided in
Section 5.5 of the Plan.

         MICOA shall notify the OFIS of the vote of the Eligible Policyholders taken at the Special Meeting. In addition, MICOA will file with the OFIS the minutes of the Special Meeting at which the Plan was approved.


                                   ARTICLE IV
                                 THE CONVERSION

         SECTION 4.1 PURCHASE PRICE AND DETERMINATION OF THE NUMBER OF SHARES TO BE OFFERED. The total number of Shares of AP Capital to be issued and sold in the Conversion and the Purchase Price for such Shares shall be determined as follows:

         (a) Independent Appraiser. The Independent Appraiser will be retained by MICOA to prepare an appraisal of the Pro Forma Market Value of the Converted Company and to establish the Valuation Range. The Pro Forma Market Value and the Valuation Range will be estimated based upon the currently available information concerning the financial condition of MICOA, a comparison of MICOA with comparable publicly held insurance companies and such other factors as the Independent Appraiser may deem to be relevant and as are not inconsistent with the provisions of the Act, including that value which the Independent Appraiser estimates to be necessary to attract a full subscription for the Shares to be offered in the Offering. The valuation of the Independent Appraiser will be submitted to the OFIS as part of the Application to be filed by MICOA for approval of the Conversion pursuant to Section 3.1 of the Plan. If MICOA shall determine that a material change in financial condition of MICOA or other factors considered by the Independent Appraiser require an update of the appraisal, MICOA may request an update of the appraisal which may result in an adjustment of the Pro Forma Market Value, the Offering Minimum and the Offering Maximum.

         (b) Purchase Price. The Purchase Price at which the Shares will be offered and sold will be uniform as to Participants in the Subscription Offering and members of the public in the Best Efforts Offering and will be established by MICOA and AP Capital at a reasonable amount.

                                        8

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         (c) Number of Shares to be Offered. The number of Shares to be offered in the Offering shall be equal to the Offering Maximum divided by the Purchase Price. The Underwriters may be able to purchase additional Shares as provided in
Section 6.5.

         SECTION 4.2  UNDERWRITTEN OFFERING PRICE.

         (a) Determination of Underwritten Offering Price. The Underwritten Offering Price will be determined by negotiations between the Underwriters, MICOA and AP Capital, based upon a review of then existing market conditions, the recent prices of stock of comparable companies which are publicly traded and other factors customarily considered in determining an initial public offering price. The value of the Underwritten Offering Price multiplied by the number of Shares to be offered in the Offering is expected to be within the Offering Range.

         (b) Response if Purchase Price Exceeds Underwritten Offering Price. If the Purchase Price exceeds the Underwritten Offering Price, AP Capital will issue refunds to Subscription Participants who purchase Shares in the Subscription Offering or Best Efforts Offering Participants who purchase Shares in the Best Efforts Offering equal to the amount of such difference multiplied by the number of Shares subscribed for and purchased by each such Subscription Participant or Best Efforts Offering Participant.

         (c) Response if Underwritten Offering Price Exceeds Purchase Price. If the Underwritten Offering Price exceeds the Purchase Price, Subscription Participants who purchase Shares in the Subscription Offering or Best Efforts Offering Participants who purchase Shares in the Best Efforts Offering will not be required to pay any additional amounts for such Shares nor will there be any adjustment in the number of Shares issued to them.

         SECTION 4.3  NUMBER OF SHARES TO BE SOLD.

         (a) Response to Subscription Offering Meets or Exceeds Offering Maximum. If the number of Shares subscribed for by Participants in the Subscription Offering multiplied by the Purchase Price is equal to or greater than the Offering Maximum, then the Conversion shall be promptly consummated subject to the satisfaction of the conditions specified in Section 2.1. On the Effective Date, AP Capital shall issue Shares to the Subscription Participants. In the event of an oversubscription in the Subscription Offering, Shares shall be allocated among the Subscription Participants as provided in Section 5.3(c) of the Plan. No fractional Shares shall be issued.

         (b) Response to Subscription Offering Within Offering Range. If, upon conclusion of the Subscription Offering, the number of Shares subscribed for by Subscription Participants in the Subscription Offering multiplied by the Purchase Price is within the Offering Range then the Conversion shall be promptly consummated, subject to the satisfaction of the conditions specified in
Section 2.1. To the extent that Shares remain unsold after the subscriptions of all Subscription Participants have been satisfied in full, AP Capital, in its sole discretion, may sell shares in the Best Efforts Offering and/or the Underwritten Offering. The number of Shares issued under this Section

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4.3(b) may not exceed the maximum number of Shares offered in the Offering unless the Underwriters purchase additional shares pursuant to Section 6.5 for purposes of covering over- allotments. On the Effective Date, AP Capital shall issue Shares in an amount sufficient to satisfy the subscriptions in full. No fractional Shares shall be issued.

         (c) Response to Subscription Offering Does Not Meet Offering Minimum. If the number of Shares subscribed for by Subscription Participants in the Subscription Offering multiplied by the Purchase Price is less than the Offering Minimum, then in such event, AP Capital will sell shares in the Best Efforts Offering and/or the Underwritten Offering in an amount such that the aggregate number of Shares sold in the Offering, multiplied by the Purchase Price, or if applicable, the Underwritten Offering Price, is equal to or greater than the Offering Minimum. AP Capital, in its sole discretion, may sell additional shares in the Best Efforts Offering and/or Underwritten Offering provided the total number of shares sold does not exceed the number of Shares established pursuant to Section 4.1(c) of the Plan plus any additional shares purchased pursuant to
Section 6.5 of the Plan. On the Effective Date, AP Capital shall issue Shares in an amount sufficient to satisfy the subscriptions in full. No fractional Shares shall be issued.

         (d) Response to Offering Does Not Meet Offering Minimum. In the unanticipated event that the aggregate number of Shares subscribed for in the Offering multiplied by the Underwritten Offering Price is less than the Offering Minimum, then in such event MICOA and AP Capital may cancel the Offering and terminate the Plan. Alternatively, in consultation with the OFIS, MICOA and AP Capital may establish a new Valuation Range, extend, reopen or hold a new Offering or take such other action as may be authorized by the OFIS.

         SECTION 4.4 DISCRETION OF AP CAPITAL. Notwithstanding anything to the contrary set forth in the Plan, AP Capital shall have the right in its absolute discretion and without liability to any subscriber, purchaser, underwriter or any other person; (i) to determine which subscriptions, if any, to accept in the Best Efforts Offering and to accept or reject any such subscription in whole or in part for any reason or for no reason including, but not limited to, a reduction in the number of Shares offered in the Best Efforts Offering to ensure sufficient Shares are available to conduct the Underwritten Offering, and (ii) to determine whether and to what extent Shares are to be sold in the Underwritten Offering or other registered transaction.

         SECTION 4.5 REORGANIZATION OF CORPORATE STRUCTURE. As described in
Section 2.1, pursuant to the Plan, MICOA will convert from a Michigan domiciled mutual property and casualty insurance company to a Michigan domiciled stock property and casualty insurance company and become a wholly-owned subsidiary of AP Capital. It is the intention of the Board of Directors that following or contemporaneous with the Conversion and as part of the overall plan of reorganization of the corporate structure, that the first tier and second tier subsidiaries of MICOA become first tier subsidiaries of AP Capital and that certain holdings in non-wholly owned entities held by MICOA become holdings of AP Capital. Subject to regulatory approval and the tax advice of MICOA's accountants, it is anticipated that this subsequent reorganization will be effected through a combination of intercompany dividends, transfers and mergers.

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         SECTION 4.6 EFFECTIVE DATE OF CONVERSION. The Conversion shall be consummated on the Effective Date. On the Effective Date, MICOA shall become a Michigan domiciled stock insurance company and will issue 1000 shares of its common stock (without par value) to AP Capital, and the Shares will be issued and sold to the Subscription Participants and/or members of the general public who purchase such Shares in the Public Offerings.

         SECTION 4.7 STATUS OF POLICIES IN FORCE ON THE EFFECTIVE DATE. Each policy of insurance issued by MICOA and in force on the Effective Date shall remain in force as a policy issued by the Converted Company in accordance with the terms of such policy, except that, from and after the Effective Date: (i) all voting rights (if any) of the holder of such policy shall be extinguished, and (ii) all rights (if any) of the holder of such policy to share in the surplus of MICOA or the Converted Company shall be extinguished, including but not limited to the ability to share in the surplus upon liquidation.

         SECTION 4.8 NOTICE TO NON-ELIGIBLE POLICYHOLDERS. The holder(s) of each policy whose policy was issued subsequent to the Eligibility Record Date but prior to the Effective Date shall be given written notice of the Plan in a form approved by the OFIS, no later than forty-five (45) days after the Effective Date. The notice shall be sent to the address of the holder(s) as it appears on the records of MICOA; provided, however, that separate notices to each named insured on each policy shall not be required.


                                    ARTICLE V
                            THE SUBSCRIPTION OFFERING

         SECTION 5.1. ALLOCATION OF SUBSCRIPTION RIGHTS. Subscription Rights to purchase Shares at the Purchase Price will be granted to the Participants. Participants will receive, without payment, Subscription Rights to purchase in the aggregate Shares equal to the Offering Maximum divided by the Purchase Price. Each Participant shall be entitled to one Subscription Right per Qualifying Policy.

         SECTION 5.2 SUBSCRIPTION RIGHTS. Subscription Rights are nontransferable, nonnegotiable personal rights to subscribe for and purchase Shares at the Purchase Price, as described in 5.5 and Section 8.2. Subscription Rights will permit (but will not require) the Participant to subscribe to purchase Shares at the Purchase Price in the Subscription Offering.

         Subscription Rights will be exercisable by execution of an Order Form and payment in the manner prescribed by Sections 5.6 and 8.1. The exercise of Subscription Rights is irrevocable and an executed Order Form may not be modified, amended or rescinded; provided, however, that upon the written request of a Participant and evidence of exigent circumstances, AP Capital will waive the irrevocable nature of the subscription. In a circumstance where a waiver is granted, AP Capital will direct the return of the payment for the Shares subscribed for to the Participant. Conversely, the failure of a Participant to timely deliver a duly executed Order Form, together with full payment for the Shares subscribed for, will be deemed to constitute an irrevocable waiver and release by the Participant of all rights to subscribe for and purchase Shares in the Subscription Offering.

         SECTION 5.3 LIMITATIONS UPON PURCHASES OF SHARES. The following additional limitations and exceptions shall apply to all purchases of Shares:

         (a) Subscription Category No. 1: Eligible Policyholders. There is reserved in the aggregate for Eligible Policyholders an amount of Shares up to ninety seven percent (97%) of the Shares offered in the Subscription Offering. For purposes of Subscription Category No. 1, Eligible Policyholders shall not include the Officers. In the event less than all of the Shares reserved for Officers under Section 5.3(b) are subscribed for, such Shares shall also be available to Eligible Policyholders. Individual purchases by Eligible Policyholders shall be subject to the following additional limitations:

                  (i) Minimum Purchases. No Eligible Policyholder may purchase fewer than 100 Shares.

                  (ii) Maximum Purchases. Each Eligible Policyholder may purchase a maximum of One Million Dollars ($1,000,000) worth of the Shares as calculated by multiplying the number of Shares to be purchased by the Purchase Price, regardless of the number of Qualifying Policies held. For purposes of determining whether the maximum purchase amount has been reached, the purchase of each Eligible Policyholder shall be aggregated with purchases by such person's Affiliates and Associates, or by a group of persons Acting in Concert, and the maximum shall be applied to such aggregated amount.

         (b) Subscription Category No. 2: Officers. There is reserved in the aggregate for Officers, together with their Associates, an amount of Shares up to three percent (3%) of the Shares offered in the Subscription Offering. In the event not all of these reserved Shares are subscribed for by Officers, such Shares shall be available to Eligible Policyholders under Section 5.3(a). Individual purchases by Officers shall be subject to the following additional limitations:

                  (i) Minimum Purchases. No individual Officer may purchase fewer than 100 Shares.

                  (ii) Maximum Purchases. Purchases of Shares in the Offering by any individual Officer, when aggregated with purchases by his or her Associates, shall not exceed One Million Dollars ($1,000,000) worth of Shares as calculated by multiplying the number of Shares to be purchased by the Purchase Price.

         (c) Rules for Oversubscriptions. In the event of an oversubscription in either Subscription Category No. 1 or Subscription Category No. 2, Shares will be allocated among Subscription Participants within each category by reducing the subscriptions of certain Subscription Participants according to the following methodology:

                  (i) AP Capital will determine the number of Shares by which Subscription Category No. 1 and/or Subscription Category No. 2 is oversubscribed.

                  (ii) Shares shall be allocated among the Subscription Participants in Subscription Category No. 1 as follows:

                        (A) Shares will be allocated among Subscription Participants in Subscription Category No. 1 so as to permit each such Subscription Participant to purchase 100 shares; and

                        (B) Any remaining Shares after the allocation in 5.3(c)(ii)(A) shall be allocated in the proportion in which the aggregate earned premiums paid to MICOA within the previous three (3) full calendar years preceding the Eligibility Date by each such Subscription Participant with respect to all policies issued to such Subscription Participant and in force on the Eligibility Record Date bears to the aggregate earned premiums payable to MICOA in respect of all policies issued to all Subscription Participants in Subscription Category No. 1 for the same three (3) years, provided that no fractional shares of Common Stock shall be issued.

         In no event shall subscriptions be reduced in excess of the number of Shares by which the particular Subscription Category is oversubscribed.

                  (iii) Shares shall be allocated among the Subscription Participants in Subscription Category No. 2 as follows:

                        AP Capital will reduce the number of shares subscribed for by the Subscription Participants in Subscription Category No. 2 on a pro-rata basis but in no event reducing subscriptions (a) by an aggregate amount in excess of the number of Shares identified in 5.3(c)(i) above, as rounded to the nearest whole Share(s); and (b) by an individual Participant to an amount less than 100 Shares.

         (d) Representation. By purchasing Shares, each person purchasing Shares shall be deemed to confirm that such purchase does not conflict with the purchase limitations under the Plan or otherwise imposed by law. In the event that such purchase limitations are violated by any Participant (including any Associate or Affiliate of such person or person otherwise Acting in Concert with such Participant), AP Capital shall have the right to refund the Purchase Price to the Participant for such excess shares or to purchase from such Participant at the Purchase Price all Shares acquired by such Participant in excess of any such purchase limitation or, if such excess shall have been sold by such Participant, to receive the difference between the Purchase Price paid for such excess Shares and the proceeds received by such Participant from the sale of such excess Shares. This right of AP Capital to purchase such excess Shares shall be assignable by AP Capital.

         SECTION 5.4 TIMING OF SUBSCRIPTION OFFERING AND COMPLIANCE WITH APPLICABLE SECURITIES LAWS. AP Capital shall make all filings with the SEC and take all actions reasonably necessary to register its Shares under the Securities Act of 1933, as amended.

         SECTION 5.5 OFFERING DOCUMENTS. After the SEC has declared the Registration Statement effective, the Subscription Offering may be commenced. AP Capital shall mail to the address of each holder(s) of a Qualifying Policy as such address appears on the records of MICOA a written notice of the commencement of the Subscription Offering. Such notice may be given by mailing one notice to the address of the holder(s) of each Qualifying Policy as such address appears on the records of MICOA; provided, however, that separate notices to each named insured in each Qualifying Policy shall not be required.

         SECTION 5.6 MAILING OF OFFERING MATERIALS AND COLLECTION OF SUBSCRIPTIONS. After approval of the Plan by the OFIS and the compliance with all SEC requirements, AP Capital shall distribute the Subscription Offering Prospectus, Order Forms and related documents for the purchase of Shares in accordance with Section 5.5.

         The recipient of an Order Form will be instructed to (i) review the Subscription Offering Prospectus and, in the event such Participant elects to purchase any of the Shares offered in the Subscription Offering, (ii) properly complete, execute and return the Order Form to AP Capital or its designee not more than 28 days from commencement of the Subscription Offering unless such date is extended. Self-addressed, postage paid return envelopes shall accompany the Order Forms when mailed.

         Following the close of the Offering, AP Capital shall have an additional 45 day period to deliver certificates evidencing the Shares as set forth in this Plan.


                                   ARTICLE VI
                              THE PUBLIC OFFERINGS

         SECTION 6.1. THE BEST EFFORTS OFFERING. Concurrently with the Subscription Offering, and subject to the prior rights of Participants, shares of Common Stock may be offered at the Purchase Price to the following members of the general public through underwriters on a best efforts basis: (i) former named policyholders under policies of insurance issued by MICOA within the three
(3) years preceding the Eligibility Date; (ii) named policyholders under policies of insurance issued by MICOA after the Eligibility Date; (iii) named policyholders on the Eligibility Date under policies of insurance issued by subsidiaries of MICOA; (iv) individuals insured pursuant to a certificate of insurance under a policy issued by MICOA within the three (3) years preceding the Eligibility Date; (v) Michigan State Medical Society, Michigan Osteopathic Association, Kentucky Medical Association, New Mexico Medical Society, and each of their subsidiaries; (vi) licensed insurance agents with an agency contract with MICOA or MICOA's insurance subsidiaries, as reflected in the books and records of MICOA and its subsidiaries; and (vii) employees of AP Capital, MICOA, and their subsidiaries who are not eligible to participate in the Subscription Offering.

         SECTION 6.2  MINIMUM AND MAXIMUM PURCHASES FOR BEST EFFORTS OFFERING.

                  (i) Minimum Purchases. No individual Person may purchase fewer than 100 Shares.

                  (ii) Maximum Purchases. Purchases of Shares in the Best Efforts Offering by any Person shall not exceed One Million Dollars ($1,000,000) worth of Shares as calculated by multiplying the number of Shares purchased by the Purchase Price.

                  (iii) Maximum Purchases by Affiliates, Persons Acting in Concert and Associates. The purchase of each Best Efforts Offering Participant shall be aggregated with purchases by such Person's Affiliates and Associates, or by a group of persons Acting in Concert, and such aggregate purchases may not exceed a maximum of five percent (5%) of the number of Shares offered in the Subscription Offering.

         SECTION 6.3 OVERSUBSCRIPTION OF BEST EFFORTS OFFERING. In the event of an oversubscription in the Best Efforts Offering, Shares will be allocated among Best Efforts Offering Participants by reducing the subscriptions of Best Efforts Offering Participants according to the following methodology:

                  (i) AP Capital will determine the number of Shares by which the Best Efforts Offering is oversubscribed.

                  (ii) AP Capital will identify the Best Efforts Offering Participant or Participants which have subscribed for the largest and second largest number of Shares in the Best Efforts Offering and reduce the number of shares subscribed for by the Best Efforts Offering Participant with the largest subscription (or on a pro-rata basis among the Best Efforts Offering Participants with the largest Subscriptions) to the number of Shares which have been subscribed for by the Best Efforts Offering Participant or Participants with the second largest Subscription(s), but in no event reducing subscriptions by an aggregate amount in excess of the number of Shares identified in Section
6.3 (i) above, as rounded to the nearest whole Share(s).

                  (iii) AP Capital will repeat the methodology set forth in
Section 6.3(ii) above, for as many iterations as shall be necessary to eliminate oversubscriptions within each subscription category.

         SECTION 6.4. THE FIRM COMMITMENT UNDERWRITTEN OFFERING. To the extent that fewer than the maximum number of Shares are purchased in the Subscription Offering and the Best Efforts Offering, Shares shall be offered to members of the general public in a firm commitment underwritten public offering to be managed by the Underwriters, or if the number of remaining Shares do not warrant such an offering (as determined by AP Capital in its sole discretion), in one or more other registered transactions. The Underwritten Offering will commence as soon as practicable following the later of (i) the date on which Order Forms must be returned by Subscription Participants in the Subscription Offering; or
(ii) the date on which Order Forms must be returned by Best Efforts Offering Participants in the Best Efforts Offering. The commencement and completion of the

Underwritten Offering will be subject to market conditions and other factors beyond MICOA's control. It is anticipated that the Underwriters will purchase all shares of Common Stock that have not been subscribed for in the Subscription Offering or the Best Efforts Offering at the Underwritten Offering Price less an underwriting discount.

         SECTION 6.5. OPTION TO PURCHASE ADDITIONAL SHARES. For the purpose of covering over-allotments, MICOA shall have the ability to grant the Underwriters the option for 30 days after the completion of the Underwritten Offering to purchase in the aggregate additional Shares in an amount not to exceed 15% of the total number of Shares offered in the Underwritten Offering. The additional Shares will be purchased at the Underwritten Offering Price less the underwriting discount.


                                   ARTICLE VII
                             STOCK COMPENSATION PLAN

         SECTION 7.1 STOCK COMPENSATION PLAN. It is the intention of AP Capital to adopt a Stock Compensation Plan prior to the Effective Date, which plan shall be subject to approval by the shareholder(s) of AP Capital and subject to the limitations of Section 8.6 of the Plan. A number of additional shares equal to twelve percent (12%) of the shares being Offered for sale in connection with the Conversion shall be set aside for issuance pursuant to grants made under the Stock Compensation Plan. The Board of Directors of AP Capital, or a committee thereof, will be authorized, pursuant to the Stock Compensation Plan, to grant Officers and employees of AP Capital and its subsidiaries (a) shares in AP Capital without payment by such persons of cash consideration; and (b) options to purchase shares. Shares issued pursuant to the Stock Compensation Plan would be newly issued shares. Shares granted pursuant to the Stock Compensation Plan will initially be non-transferable (except under certain defined circumstances) and will become transferable upon fulfillment of conditions established by the Board of Directors of AP Capital at the time of the grant. Following approval by the OFIS of this Plan, shares and options to purchase shares issued pursuant to the Stock Compensation Plan may be granted for services rendered or to be rendered to AP Capital and its subsidiaries for many reasons, including aiding, promoting, or assisting in the Conversion. In addition to the shares granted pursuant to the Stock Compensation Plan, MICOA shall contribute 200 shares to the 401(k) account of each full-time employee of MICOA who has been employed for more than one year prior to the Eligibility Date.

                                  ARTICLE VIII
                                SALE AND TRANSFER
                          REQUIREMENTS AND RESTRICTIONS

         SECTION 8.1 METHOD OF PAYMENT FOR SHARES. Payment for all Shares subscribed for in the Subscription Offering must be received in full by AP Capital or its designee, together with properly completed and executed Order Forms, on or prior to the expiration date specified on the Order Form, unless such date is extended by AP Capital or as otherwise determined by AP Capital in its sole discretion. Payment for all Shares by Subscription Participants and Best Efforts Offering Participants shall be made by check or money order.

         SECTION 8.2 UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS, INSUFFICIENT PAYMENT. In the event that an Order Form is: (i) not delivered to the addressee and is returned to MICOA by the United States Postal Service (or MICOA is unable to locate the addressee); (ii) not received by AP Capital or its designee, or is received by AP Capital or its designee after the date specified thereon; (iii) defectively completed or executed, or (iv) not accompanied by payment in full for the Shares subscribed for, the Subscription Rights of the Participant to whom such rights have been granted will not be honored and such Participant will be treated as having failed to return the completed Order Form within the time period specified therein. In the event that the payment for Shares tendered in connection with any Subscription Rights is dishonored, in whole or in part, by any Person, then such Subscription Rights shall not be honored and the Person to whom such Subscription Rights were granted shall be treated as having failed to timely exercise such Subscription Rights. Alternatively, AP Capital may (but will not be required to) waive any irregularity relating to any Order Form or require the submission of a corrected Order Form or the remittance of full payment for the Shares subscribed for by such date as AP Capital may specify. Subscription orders, once tendered, may not be revoked; provided, however, that upon the written request of a Participant and evidence of exigent circumstances, AP Capital will waive the irrevocable nature of the subscription. In a circumstance where a waiver is granted, AP Capital will direct the return of the payment for the Shares subscribed for to the Participant. AP Capital's interpretations of the terms and conditions of this Plan and determinations with respect to the acceptability of the Order Forms and the eligibility of any Person will be final, conclusive and binding upon all persons and AP Capital (and their directors, officers, employees and agents of MICOA and AP Capital) shall not be liable to any person in connection with any such interpretation or determination.

         SECTION 8.3 SALES OF SHARES TO PERSONS WHO RESIDE IN CERTAIN JURISDICTIONS. AP Capital will make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for Shares pursuant to the Plan reside. However, AP Capital shall not be required to offer or sell Shares to any Person who resides in a foreign country or in any State in which such an offer would violate the State's law. No payment will be made to any Person in lieu of the granting of Subscription Rights to any such person.

         SECTION 8.4 LIMITATION ON ACQUISITION OF STOCK. No Person or group of Persons Acting in Concert shall acquire, through the Subscription Offering, the Public Offerings or subsequent public sale, more than five percent (5%) of the Shares of AP Capital for five (5) years from the Effective Date except with the approval of OFIS.

         SECTION 8.5 RESTRICTIONS ON TRANSFER OF SHARES. Shares purchased by Persons other than Officers may be transferred without restriction under the Plan. Shares purchased by Officers may not be sold for a period of one (1) year from the Effective Date, provided that a sale by a personal representative of a deceased Officer shall not be considered a sale by such Officer.

         The certificates representing Shares issued to Officers shall bear the following legend:

                  The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one (1) year from the date of this Certificate pursuant to the provisions of Chapter 59 of the Michigan Insurance Code (the "Code") and may not be sold prior thereto without an opinion of counsel for AP Capital that such sale is permissible under the provisions of the Code.

         In addition, AP Capital shall give appropriate instructions to its transfer agent with respect to the foregoing restrictions. Any Shares subsequently issued pursuant to a stock dividend, stock split or otherwise, with respect to restricted Shares shall be subject to the same holding period restrictions as are then applicable to such restricted Shares.

         SECTION 8.6 PURCHASES OF SHARES BY OFFICERS AND ASSOCIATES FOLLOWING CONVERSION. Without the prior approval of the OFIS, Officers and their Associates shall be prohibited for a period of three (3) years following the effective date of the Conversion from purchasing outstanding Shares, except through a broker-dealer. This Section 8.6 does not prohibit Officers from purchasing stock through Subscription Rights received pursuant to this Plan or pursuant to options awarded or grants received under the Stock Compensation Plan.

         Stock options for Shares shall not be made available to Officers for a period of two (2) years following the Effective Date if the aggregate holdings of all such Officers exceed or would exceed fifteen percent (15%) of the Shares issued by AP Capital upon exercise of such options.


                                   ARTICLE IX
                          INTERPRETATION, AMENDMENT AND
                             TERMINATION OF THE PLAN

         SECTION 9.1  INTERPRETATION OF THE PLAN.

         (a) The Board of Directors of MICOA shall have the exclusive authority to interpret and apply the provisions of the Plan to particular facts and circumstances and to make all determinations necessary or desirable to implement the Plan. Any such interpretation, application or determination made in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be final, conclusive and binding, upon all persons and AP Capital (or its directors, officers, employees or agents) shall not be liable to any person, in connection with any such interpretation, application or determination.

         (b) This Plan shall be governed and construed in accordance with the domestic laws of the State of Michigan.

         SECTION 9.2 AMENDMENT. The Plan may be amended at any time before it is approved by the OFIS by the affirmative vote of not less than two-thirds (2/3) of the directors of MICOA then in office. Once the Plan has been approved by the OFIS, the Plan may only be amended by the affirmative vote of not less than two-thirds (2/3) of the directors of MICOA then in office and approval of such amendment by the OFIS.

         SECTION 9.3 TERMINATION. The Plan may be withdrawn or terminated at any time before it is approved by the OFIS by an affirmative vote of not less than two-thirds (2/3) of the directors of MICOA then in office. Once the Plan has been approved by the OFIS, the Plan may only be withdrawn or terminated by the affirmative vote of not less than two-thirds (2/3) of the directors of MICOA then in office and approval of the OFIS.